As filed with the Securities and Exchange Commission on May 10, 2001
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              POPE & TALBOT, INC.
              (Exact name of issuer as specified in its charter)

           Delaware                                      94-0777139
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                1500 S.W. First Avenue, Portland, Oregon 97201
              (Address of principal executive offices) (Zip Code)

                              Pope & Talbot, Inc.
                          Employee Stock Option Plan
                 1996 Non-Employee Director Stock Option Plan
                           (Full title of the plan)

                               Michael Flannery
                            Chief Executive Officer
                              Pope & Talbot, Inc.
                1500 S.W. First Avenue, Portland, Oregon 97201
                    (Name and address of agent for service)

                                (503) 228-9161
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                                Stuart Chestler
                                Stoel Rives LLP
                       900 S.W. Fifth Avenue, Suite 2600
                            Portland, Oregon 97204

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                                       Proposed
                                                    Proposed           maximum
                                                    maximum            aggregate     Amount of
Title of each class of            Amount to be      offering price     offering      Registration
Securities to be registered       Registered        per share (1)      price (1)     fee
-------------------------------------------------------------------------------------------------------
Common Stock...................   500,000           $13.49             $6,745,000     $1,687
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low price for the Common Stock on May 4, 2001 as reported on the New York Stock Exchange.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     Pope & Talbot, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

 .  Registrant's annual report on Form 10-K for the year ended December 31, 2000;

 . Registrant's definitive proxy statement for the annual meeting of stockholders on April 26, 2001;

 . Registrant's registration statement on Form 8-A filed December 3, 1985, together with the amendment 1 filed on January 10, 1986 and amendment 2 filed on March 9, 1987, under Section 12 of the Securities Exchange Act of 1934, including a description of the terms, rights and provisions applicable to Registrant's outstanding common stock; and

 .  Registrant's current report on Form 8-K filed on April 2, 2001.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Capital Stock

     Inapplicable.

Item 5. Interests of Named Experts and Counsel

     Inapplicable.

Item 6. Indemnification of Directors and Officers

     The Registrant's Restated Certificate of Incorporation provides that no member of the Registrant's Board of Directors or Executive Committee of the Board will be personally liable to the Registrant or any of its stockholders for monetary damages arising from such member's breach of his fiduciary duties to the Registrant. However, this does not apply with respect to any action in which such person would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability in which such person (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

     Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and settlement amounts reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 to indemnification as described above. Section 145 also empowers the corporation to advance litigation expenses to such person upon receipt of any undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

     The Registrant has entered into indemnification agreements with certain of its officers and all of its current directors which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including
Section 145 thereof. Such agreements have been approved by the Registrant's stockholders. The Registrant's stockholders also approved the use of similar agreements which may be entered into from time to time with future directors and/or future officers of the Registrant.

Item 7. Exemption from Registration Claimed

     Inapplicable.

Item 8. Exhibits

     5.1   Opinion of Stoel Rives LLP

     23.1  Consent of Arthur Andersen LLP

     23.2  Consent of PricewaterhouseCoopers LLP

     23.3  Consent of Stoel Rives LLP (included in Exhibit 5.1).

     24.1  Powers of Attorney (included on signature page II-5).


Item 9. Undertakings.

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Employee Stock Option Plan or 1996 Non-Employee Director Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on May 10, 2001.

                                                   POPE & TALBOT, INC.

                                                   By:  /s/ Michael Flannery
                                                      --------------------------
                                                        Michael Flannery,
                                                        Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Pope & Talbot, Inc., a Delaware corporation, do hereby constitute and appoint Michael Flannery and Maria M. Pope, and each one of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement on Form S-8. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 10, 2001.

          Signature                          Title
          ---------                          -----

/s/ Michael Flannery             Chairman of the Board, President and Chief
-------------------------------- Executive Officer (Principal Executive
Michael Flannery                 Officer)

/s/ Maria M. Pope                Vice President and Chief Financial Officer
-------------------------------- and Secretary
Maria M. Pope                    (Principal Financial Officer)

/s/ Gerald L. Brickey            Financial Controller (Principal Accounting
-------------------------------- Officer)
Gerald L. Brickey

/s/ Gordon P. Andrews            Director
--------------------------------
Gordon P. Andrews

/s/ David J. Barram              Director
--------------------------------
David J. Barram

/s/ Charles Crocker              Director
--------------------------------
Charles Crocker

/s/ Lionel G. Dodd               Director
--------------------------------
Lionel G. Dodd

/s/ Robert G. Funari             Director
--------------------------------
Robert G. Funari

/s/ Kenneth G. Hanna
-------------------------------- Director
Kenneth G. Hanna

/s/ Robert Stevens Miller, Jr.   Director
--------------------------------
Robert Stevens Miller, Jr.

/s/ Peter T. Pope                Director
--------------------------------
Peter T. Pope

                                 EXHIBIT INDEX

(a)     Exhibits

5.1     Opinion of Stoel Rives LLP

23.1    Consent of Arthur Andersen LLP

23.2    Consent of PricewaterhouseCoopers LLP

23.3    Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1    Powers of Attorney (included on signature page II-5).